Exhibit 10.8(c)
AMENDMENT No. 2 TO
RURAL CELLULAR CORPORATION
KEY EMPLOYEE
DEFERRED COMPENSATION PLAN
This Amendment No. 2 (the “Amendment”) is made effective as of the 31st day of December, 2004 to the Rural Cellular Corporation Key Employee Deferred Compensation Plan dated June 1, 2001, as amended effective January 1, 2002 (the “Plan”).
WITNESSETH:
WHEREAS, the Board of Directors of Rural Cellular Corporation (the “Company”) wishes to restrict the application of the Plan as currently in effect to deferrals of compensation for Plan Years beginning prior to January 1, 2005; and
WHEREAS, the amendment and restatement of the Plan in the form of the Rural Cellular Corporation Key Employee Deferred Compensation Plan II will apply to deferrals of compensation for Plan Years beginning on and after January 1, 2005;
NOW THEREFORE, the Company hereby amends the Plan as follows:
1.	Section 3.1 of the Plan (“Elections to Defer Compensation”) is amended by adding a new paragraph (c) at the end thereof, to read as follows:
     “(c) Notwithstanding the foregoing, no deferrals of Compensation shall be permitted hereunder for any Plan Year commencing after December 31, 2004.”
2.	Section 3.2 of the Plan (“Employer Contributions”) is amended by adding a new paragraph (c) at the end thereof, to read as follows:
     “(c) Notwithstanding the foregoing, no Employer Matching or Profit Sharing Contributions shall be made hereunder with respect to Compensation earned in any payroll period ending after December 31, 2004.”
3. All other terms and provisions of the Plan remain in full force and effect with respect to Compensation deferred for Plan Years ending prior to January 1, 2005.
* * * * *

To record the adoption of the Amendment as set forth above, the undersigned has executed this document this 16th day of February, 2006, for and on behalf of the Company.

RURAL CELLULAR CORPORATION

By

As its

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